                                                                  EXHIBIT 10.140













                                 LOAN AGREEMENT
                         DATED AS OF SEPTEMBER 24, 1999




                                     BETWEEN




                     BLUEGREEN PROPERTIES OF VIRGINIA, INC.,
                             A DELAWARE CORPORATION;







                                       AND




                        BRANCH BANKING AND TRUST COMPANY,
                      A NORTH CAROLINA BANKING CORPORATION

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1. (a) Definitions and Terms..............................................................................1
   1.1  "Acquisition and Phase I Development Loan"................................................................1
   1.2  "Acquisition and Phase I Development Note"................................................................1
   1.3  "Agreement"...............................................................................................1
   1.4  "Architects"..............................................................................................1
   1.5  "Architects' Collateral Assignment".......................................................................1
   1.6  "Business Day"............................................................................................1
   1.7  "Closing Date"............................................................................................1
   1.8  "Clubhouse Architect".....................................................................................1
   1.9  "Code"....................................................................................................1
   1.10  "Collateral".............................................................................................2
   1.11  "Collateral Assignment"..................................................................................2
   1.12  "Cost Breakdown".........................................................................................2
   1.13  "Consistent Basis".......................................................................................2
   1.14  "Contractors' Collateral Assignment".....................................................................2
   1.15  "Deed of Trust"..........................................................................................2
   1.16  "Default"................................................................................................2
   1.17  "Development"............................................................................................2
   1.18  "Environmental Laws".....................................................................................2
   1.19  "ERISA"..................................................................................................3
   1.20  "Event of Default".......................................................................................3
   1.21  "Guarantor"..............................................................................................3
   1.22  "Guaranty Agreement".....................................................................................3
   1.23  "Generally Accepted Accounting Principles"...............................................................3
   1.24  "Golf Course Architect"..................................................................................3
   1.25  "Golf Course Improvements"...............................................................................3
   1.26  "Golf Course Loan".......................................................................................3
   1.27  "Golf Course Note".......................................................................................3
   1.28  "Golf Course Plans and Specifications"...................................................................3
   1.29  "Hazardous Materials"....................................................................................4
   1.30  "Improvements"...........................................................................................4
   1.31  "Indebtedness"...........................................................................................4
   1.32  "Indebtedness for Money Borrowed"........................................................................4
   1.33  "Land Development Architect".............................................................................4
   1.34  "Land Development Improvements"..........................................................................4
   1.35  "Land Development Plans and Specifications"..............................................................4
   1.36  "Loan Documents".........................................................................................5
   1.37  "Notes"..................................................................................................5
   1.38  "Obligations"............................................................................................5
   1.39  "Permitted Encumbrances".................................................................................5
   1.40  "Person".................................................................................................6
   1.41  "Phase I"................................................................................................6


   1.42  "Phase II"...............................................................................................6
   1.43  "Phase II Development Loan"..............................................................................6
   1.44  "Phase II Development Note"..............................................................................6
   1.45  "Plans and Specifications"...............................................................................6
   1.46  "Prime Rate".............................................................................................6
   1.47  "Property"...............................................................................................6
   1.48  "Security Agreement".....................................................................................6

SECTION 2. The Loans..............................................................................................7
   2.1  The Development...........................................................................................7
   2.2  Acquisition and Phase I Development Loan and Phase II Development Loan....................................7
   2.3  Conditions of Lender's Obligations to Make Disbursements under the Acquisition and
        Phase I Development Loan and the Phase II Development Loan...............................................10
   2.4  Golf Course Loan.........................................................................................13
   2.5  Conditions of Lender's Obligations to Make Disbursements under the Golf Course Loan......................13
   2.6  Manner of Payment For All Loans..........................................................................15
   2.7  Non-Conforming Payment...................................................................................15
   2.8  Payments on Business Days................................................................................16
   2.9  Computation of Interest..................................................................................16
   2.10  Release of Lots and Application of Net Sales Proceeds...................................................16
   2.11  Prepayment..............................................................................................17

SECTION 3.  Security.............................................................................................17

SECTION 4.  Representations and Warranties.......................................................................18
   4.1  Organization, etc........................................................................................18
   4.2  Power and Authority......................................................................................18
   4.3  Financial Condition......................................................................................18
   4.4  Title to Assets..........................................................................................18
   4.5  Litigation...............................................................................................19
   4.6  Locations................................................................................................19
   4.7  Taxes....................................................................................................19
   4.8  Contract or Restriction Affecting the Borrower...........................................................19
   4.9  Trademarks, Franchises and Licenses......................................................................19
   4.10  No Default..............................................................................................19
   4.11  Governmental Authority..................................................................................20
   4.12  Regulation U............................................................................................20
   4.13  ERISA Requirements......................................................................................20
   4.14  No Untrue Statements....................................................................................20
   4.15  Hazardous Materials.....................................................................................21
   4.16  Sufficiency of Loans....................................................................................21
   4.17  Utilities and Access....................................................................................21
   4.18  Restrictive Covenants...................................................................................21
   4.19  Year 2000 Compliant.....................................................................................22


SECTION 5 Conditions of Closing..................................................................................22
   5.1  Legal Opinions...........................................................................................22
   5.2  Closing Documents........................................................................................22

SECTION 6. Affirmative Covenants.................................................................................27
   6.2  Taxes and Liens..........................................................................................27
   6.3  Business and Existence...................................................................................27
   6.4  Insurance................................................................................................28
   6.5  Maintain Property........................................................................................29
   6.6  True Books...............................................................................................29
   6.7  Inspection Rights........................................................................................29
   6.8  The Borrower's Knowledge of Certain Events...............................................................29
   6.9  Other Notices............................................................................................29
   6.10  Further Assurances......................................................................................30
   6.11  Observe All Laws........................................................................................30
   6.12  ERISA...................................................................................................30
   6.13  Payment of Obligations..................................................................................30
   6.14  Continued Operations....................................................................................31
   6.15  Principal Banking Relationship..........................................................................31
   6.16  Hazardous Waste Indemnity...............................................................................31
   6.17  Use of Loan Proceeds....................................................................................32
   6.18  Water and Sewer Capacity................................................................................32
   6.19  Commencement of Construction............................................................................32
   6.20  Contractors.............................................................................................32
   6.21  Inspection, Plans and Receipts..........................................................................33
   6.22  Surveys.................................................................................................33
   6.23  Payment of Cost Overruns................................................................................33
   6.24  Year 2000 Compliance....................................................................................33

SECTION 7. Negative Covenants of the Borrower....................................................................33
   7.1  Indebtedness.............................................................................................33
   7.2  Limitations on Liens.....................................................................................34
   7.3  Transfer of Assets.......................................................................................34
   7.4  Insider Transactions.....................................................................................34
   7.5  Change Orders............................................................................................34
   7.6  Distributions, Redemptions and Other Payments............................................................34
   7.7  Loans and Investments....................................................................................35
   7.8  No Mining................................................................................................35

SECTION 8.  Events of Default and Remedies.......................................................................35
   8.1  Payment of Notes.........................................................................................35
   8.2  Payment of Other Indebtedness............................................................................35
   8.3  Representation, Warranty, Etc............................................................................36
   8.4  Certain Covenants........................................................................................36
   8.5  Other Covenants..........................................................................................36
   8.6  Other Documents..........................................................................................36



   8.7  Liquidation or Dissolution...............................................................................36
   8.8  Bankruptcy, Etc..........................................................................................37
   8.9  Judgment.................................................................................................37
   8.10  Transfer or Encumbrance.................................................................................37
   8.11  Security Interest.......................................................................................37
   8.12  Option to Pay Contractors...............................................................................38

SECTION 9.  Miscellaneous........................................................................................38
   9.1  Waivers, Amendments, Etc.................................................................................38
   9.2  Waiver of Default........................................................................................38
   9.3  Lien.....................................................................................................39
   9.4  Notices..................................................................................................39
   9.5  Survival of Agreements...................................................................................40
   9.6  Governing Law and Jurisdiction...........................................................................40
   9.7  Enforceability of Agreement..............................................................................40
   9.8  Counterparts and Effectiveness...........................................................................40
   9.9  Fees and Expenses........................................................................................40
   9.10  Liens; Set Off by Lender................................................................................40
   9.11  Assignment..............................................................................................41
   9.12  Indemnity...............................................................................................41
   9.13  Entire Agreement........................................................................................41



EXHIBIT 1  Improvements..........................................................................................43
EXHIBIT 2  Acquisition and Phase I Development Note..............................................................44
EXHIBIT 3  Phase II Development Note.............................................................................45
EXHIBIT 4  Golf Course Note......................................................................................46
EXHIBIT 5  Phase I and Phase II..................................................................................47
EXHIBIT 6  Form of Opinion of Counsel for Borrower...............................................................48
Schedule 2.10  Minimum Release Fee Schedule......................................................................52
Schedule 4.18  Conditions of Title...............................................................................53

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT made and entered into as of this 24th day of September, 1999, by and between BLUEGREEN PROPERTIES OF VIRGINIA, INC., a Delaware corporation (the "Borrower") and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Lender");

                              W I T N E S S E T H:

         SECTION 1. (a) DEFINITIONS AND TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Acquisition and Phase I Development Loan" shall have the meaning set forth in Section 2.2.

         1.2 "Acquisition and Phase I Development Note" means the promissory note of the Borrower of even date herewith in the original principal amount of $9,200,000 substantially in the form of EXHIBIT 2 attached hereto and incorporated herein by this reference.

         1.3 "Agreement" means this Loan Agreement, including all exhibits hereto, as the same may from time to time be modified, amended or supplemented.

         1.4 "Architects" means collectively the Land Development Architect, the Clubhouse Architect and the Golf Course Architect.

         1.5 "Architects' Collateral Assignment" means the Assignment of the Land Development Architect's Agreement, the Clubhouse Architect's Agreement and the Golf Course Architect's Agreement from the Borrower to the Lender, and all amendments thereof.

         1.6 "Business Day" means a day upon which commercial banks are open for the transaction of business of the nature contemplated by this Agreement in Wilmington, North Carolina.

         1.7 "Closing Date" means the date this Agreement is signed by the parties hereto and the conditions of Section 5 are fulfilled to the satisfaction of the Lender.

         1.8 "Clubhouse Architect" means the architect selected by the Borrower and approved by the Lender who shall design the clubhouse set forth in the Golf Course Plans and Specifications.

         1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations (whether final or temporary) promulgated thereunder.

         1.10 "Collateral" means, collectively, (i) the real and personal property covered by the Deed of Trust, Security Agreement, the Collateral Assignment and other Loan Documents and (ii) the products and proceeds of the foregoing, including, without limitation, insurance proceeds and condemnation awards relating thereto.

         1.11 "Collateral Assignment" means the Collateral Assignment of Rents and Income from the Borrower to the Lender covering rents, golf course income and other rents and income relating to the Development, and all supplements and amendments thereto.

         1.12 "Cost Breakdown" means the comprehensive list of all costs to be incurred in constructing the Improvements and all other uses of all proceeds of the Acquisition and Phase I Development Loan, the Phase II Development Loan and the Golf Course Loan under this Agreement in connection with the Development.

         1.13 "Consistent Basis" means in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period, except as otherwise permitted by this Agreement or as may be different as a result of a change in Generally Accepted Accounting Principles (except there shall be no instance allowing upward revaluation of assets).

         1.14 "Contractors' Collateral Assignment" means the Assignment of Contractor's Contracts from the Borrower to the Lender relating to the construction of the Improvements, and all amendments thereof.

         1.15 "Deed of Trust" means that certain deed of trust of even date herewith from the Borrower in favor of the Lender covering the Property.

         1.16 "Default" means any event which constitutes an Event of Default or which, with the giving of notice, lapse of time permitted by an applicable grace period, or both, would become an Event of Default.

         1.17 "Development" means that certain residential golf community located on those tracts of land covered by the Deed of Trust known as Brickshire and all improvements now or hereafter located thereon. The Development is located on the Property.

         1.18 "Environmental Laws" means and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, any other "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials, as now or at any time hereafter in effect.

         1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         1.20 "Event of Default" has the meaning given such term in Section 8 hereof.

         1.21 "Guarantor" means Bluegreen Corporation, a Massachusetts corporation, and its successors and assigns.

         1.22 "Guaranty Agreement" means the Guaranty Agreement between the Guarantor and the Lender of even date herewith, and all amendments and supplements thereto.

         1.23 "Generally Accepted Accounting Principles" means those principles of accounting set forth in statements of the Financial Accounting Standards Board or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

         1.24 "Golf Course Architect" means the architect selected by the Borrower and approved by the Lender, who shall design the golf course, as well as other Golf Course Improvements set forth in the Golf Course Plans and Specifications.

         1.25 "Golf Course Improvements" means the golf course, clubhouse, amenities and other golf course related improvements to be constructed in the Development and furniture and fixtures to be incorporated or used in such improvements, as described on EXHIBIT 1 attached hereto and incorporated by this reference.

         1.26 "Golf Course Loan" shall have the meaning set forth in Section
2.4.

         1.27 "Golf Course Note" means the promissory note of the Borrower of even date herewith in the original principal amount of $4,200,000 substantially in the form of EXHIBIT 3 attached hereto and incorporated herein by this reference.

         1.28 "Golf Course Plans and Specifications" means the final plans and specifications for the construction of the Golf Course Improvements prepared by the Golf Course Architect and Clubhouse Architect, as applicable, and all amendments and modifications thereto.

         1.29 "Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material (including without limitation any materials containing asbestos) defined as such in (or for purposes of) any Environmental Laws.

         1.30 "Improvements" means collectively the Golf Course Improvements and the Land Development Improvements.

         1.31 "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties by such Person of indebtedness of others, (h) all capital lease obligations of such person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. Indebtedness does not include trade debt incurred by such Person in the ordinary course of business.

         1.32 "Indebtedness for Money Borrowed" means indebtedness of the Borrower for money borrowed; including without limitation the deferred purchase price of any property or asset and all liabilities guaranteed or assumed, directly or indirectly, in any manner, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse.

         1.33 "Land Development Architect" means the architect selected by the Borrower and approved by the Lender, who shall design the Land Improvements as set forth in the Land Development Plans and Specifications.

         1.34 "Land Development Improvements" means the streets, sidewalks, water and sewer lines and other improvements to be constructed in the Development to permit residential lots to be sold to third parties for single family homes and to develop the Development and certain off-site improvements for the entry road and the water and sewer system to serve the Development.

         1.35 "Land Development Plans and Specifications" means the final plans and specifications for the construction of the Land Development Improvements prepared by the Land Development Architect and other professionals retained by the Borrower, and all amendments and modifications thereto.

         1.36 "Loan Documents" means this Agreement, the Notes, the Deed of Trust, the Security Agreement, the Collateral Assignment, the Architects' Collateral Assignment, the Contractors' Collateral Assignment, the Guaranty Agreement and all other documents related thereto.

         1.37 "Notes" means collectively the Acquisition and Phase I Development Note, the Phase II Development Note and the Golf Course Note, and all amendments and supplements thereto.

         1.38 "Obligations" means all of the undertakings and promises of the Borrower in the Loan Documents including, without limitation, all agreements, representations, warranties and covenants.

         1.39  "Permitted Encumbrances"  means and includes:

                             (i) liens for taxes, assessments and other
                  governmental charges due but not yet payable or being actively contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

                            (ii) landlord's, warehouseman's, carrier's,
                  worker's, vendor's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged (or not bonded off such that the related liens no longer attach to any Collateral) for not longer than 60 days from the filing thereof or being contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

                           (iii) attachments remaining undischarged for not
                  longer than 60 days from the making thereof or being contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

                            (iv) liens in respect of judgments or awards which
                  have become final and unappealable and remain undischarged for not longer than 60 days from the date of attachment thereof to any Collateral;

                             (v) liens in respect of pledges or deposits under
                  worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

                            (vi) the liens created by the Loan Documents or
                  otherwise in favor of the Lender.

         1.40 "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

         1.41 "Phase I" means that portion of the Development, as more particularly described in EXHIBIT 5.

         1.42 "Phase II" means that portion of the Development, including all land and improvements, as more particularly described in EXHIBIT 5.

         1.43 "Phase II Development Loan" shall have the meaning set forth in
Section 2.2.

         1.44 "Phase II Development Note" means the promissory note of the Borrower of even date herewith in the original principal amount of $6,550,000 substantially in the form of EXHIBIT 4 attached hereto and incorporated herein by this reference.

         1.45 "Plans and Specifications" means collectively the Golf Course Plans and Specifications and the Land Development Plans and Specifications.

         1.46 "Prime Rate" means that rate of interest announced by the Lender from time to time to be its Prime Rate, any change in such rate to become effective on the date of such change in such Prime Rate.

         1.47 "Property" means collectively those tracts of real property located in New Kent County, Virginia and covered by the Deed of Trust of which the Development is a part containing approximately 1,135 acres and described on
EXHIBIT 5.

         1.48 "Security Agreement" means the Security Agreement of even date herewith between the Borrower and the Lender pursuant to which Borrower grants a security interest to the Lender in the accounts receivables, inventory, machinery, equipment, furniture, fixtures and other property described therein and any amendments or supplements permitted thereto.

         (b) ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified or provided herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles as in effect from time to time, applied on a Consistent Basis.

         (c) TERMS IN LOAN DOCUMENTS. All of the terms defined in this Agreement shall have such defined meanings when used in the Notes, the other Loan Documents, and any certificates, reports or other documents issued under or delivered pursuant to this Agreement unless the context shall require otherwise.

         SECTION 2. THE LOANS.

         2.1 THE DEVELOPMENT. The Borrower proposes to develop a residential golf course community known as Brickshire. The Development will consist of an 18 hole golf course, related clubhouse and amenities, water and sewer system to be dedicated to New Kent County and road improvements to be dedicated to the Commonwealth of Virginia and all residential lots developed or to be developed.

         2.2 ACQUISITION AND PHASE I DEVELOPMENT LOAN AND PHASE II DEVELOPMENT LOAN.

         I.  ACQUISITION AND PHASE I DEVELOPMENT LOAN.

         (a) AMOUNT. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend ("Acquisition and Phase I Development Loan") to the Borrower up to $9,200,000. Subject to the terms hereof, an initial amount equal to 50% of the actual direct purchase price of the Property (but not in excess of $1,981,880) will be available for advance at the closing of the purchase by the Borrower of the Property. The Borrower shall provide the other 50% of the purchase price of the Property at closing. No further advances of the Acquisition and Phase I Development Loan shall be made until the Borrower has advanced from its own funds no less than an additional $1,980,880 towards Land Development Costs for Phase I or Golf Course Improvements so that the total equity of the Borrower in the Development is at least $3,963,760 (the "Minimum Equity Requirement"). Notwithstanding anything to the contrary contained herein, the amount available to be borrowed by Borrower at any time after the initial advance at closing under the Acquisition and Phase I Development Loan will be determined by Lender from time to time based upon advance requests by the Borrower and the terms and conditions hereof.

         (b) ACQUISITION AND PHASE I DEVELOPMENT NOTE AND PURPOSE. The Acquisition and Phase I Development Loan shall be evidenced by the Acquisition and Phase I Development Note. The proceeds of the Acquisition and Phase I

Development Note shall be used by the Borrower solely for the purpose of (i) financing the Land Development Improvements and (ii) financing of up to 50% (but not in excess of $1,981,800) of the costs of land acquisition for the Property. The Borrower will make payments on the Acquisition and Phase I Development Note as provided in (e) below and Section 2.10.

         (c) RATE OF INTEREST. The principal balance outstanding under the Acquisition and Phase I Development Note shall bear interest at the per annum interest rate of the Lender's Prime Rate, as adjusted daily, plus one-half percent (.5%), to be adjusted effective as of the date of each change in the Prime Rate.

         (d) ORIGINATION FEE. The Borrower shall pay to the Lender on or prior to the date hereof an origination fee in connection with the Acquisition and Phase I Development Loan and Phase II Development Loan equal to $110,000.

         (e) REPAYMENT. Interest on the outstanding principal balance of the Acquisition and Phase I Development Note shall be due and payable monthly, commencing on October 24, 1999 and on the same day of each month thereafter, until the unpaid principal balance has been paid in full. The entire principal balance and all accrued unpaid interest under the Acquisition and Phase I Development Note shall be due and payable in full on January 31, 2004. The principal indebtedness evidenced by the Acquisition and Phase I Development Note shall be repayable as provided in Section 2.10 from (i) the proceeds of the sale of real estate in the Development and (ii) other funds provided by Borrower; provided that on or before the end of each calendar quarter, beginning the three-month calendar quarter ending April 30, 2002, principal on the Acquisition and Land Development Note shall be repaid on the Acquisition and Phase I Development Loan (the "Acquisition and Phase I Development Loan Minimum Installment") such that the outstanding principal balance of the Acquisition and Phase I Development Loan shall not exceed the following amounts at the following dates:

                  -------------------------- ---------------------------
                       DATE                  MAXIMUM PRINCIPAL BALANCE
                  -------------------------- ---------------------------
                      4/30/02                         $8,050,000

                  -------------------------- ---------------------------
                      7/31/02                         $6,900,000

                  -------------------------- ---------------------------
                      10/30/02                        $5,750,000

                  -------------------------- ---------------------------
                      1/31/03                         $3,275,000

                  -------------------------- ---------------------------
                      4/30/03                         $2,456,250

                  -------------------------- ---------------------------
                      7/31/03                         $1,637,500

                  -------------------------- ---------------------------
                      10/30/03                        $  818,750
                  -------------------------- ---------------------------
                      1/31/04                         $        0
                  -------------------------- ---------------------------

In the event the Acquisition and Phase I Development Loan Minimum Installment shall not have been paid for any calendar quarter, the Lender shall, in its sole discretion and following expiration of any applicable cure period, have the right to declare an Event of Default.

         II. PHASE II DEVELOPMENT LOAN.

         (a) AMOUNT. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend ("Phase II Development Loan") to the Borrower up to $6,550,000. Notwithstanding anything to the contrary contained herein, the amount available to be borrowed by Borrower at any time under the Phase II Development Loan will be determined by Lender from time to time based upon advance requests by the Borrower and the terms and conditions hereof.

         (b) PHASE II DEVELOPMENT NOTE AND PURPOSE. The Phase II Development Loan shall be evidenced by the Phase II Development Note. The proceeds of the Phase II Development Note shall be used by the Borrower solely for the purpose of financing the Land Development Improvements to Phase II. The Borrower will make payments on the Phase II Development Note as provided in (e) below and
Section 2.10.

         (c) RATE OF INTEREST. The principal balance outstanding under the Phase II Development Note shall bear interest at the per annum interest rate of the Lender's Prime Rate, as adjusted daily, plus one-half percent (.5%), to be adjusted effective as of the date of each change in the Prime Rate.

         (d) REPAYMENT. Interest on the outstanding principal balance of the Phase II Development Note shall be due and payable monthly, commencing on the date 30 days following the first advance under the Phase II Development Note and on the same day of each month thereafter, until the unpaid principal balance has been paid in full. The entire principal balance and all accrued unpaid interest under the Phase II Development Note shall be due and payable in full on January 31, 2004. The principal indebtedness evidenced by the Phase II Development Note shall be repayable as provided in Section 2.10 from (i) the proceeds of the sale of real estate in the Development and (ii) other funds provided by Borrower; provided that on or before the end of each calendar quarter, beginning the three-month calendar quarter ending April 30, 2002, principal on the Phase II Development Note shall be repaid on the Phase II Development Loan (the "Phase II Development Loan Minimum Installment") such that the outstanding principal balance of the Phase II Development Loan shall not exceed the following amounts on the following dates:

                  ------------------ ------------------------------
                         DATE        MAXIMUM PRINCIPAL BALANCE

                  ------------------ ------------------------------
                       4/30/02                $5,731,250

                  ------------------ ------------------------------
                       7/31/02                $4,912,500

                  ------------------ ------------------------------
                       10/30/02               $4,093,750

                  ------------------ ------------------------------
                       1/31/03                $3,275,000

                  ------------------ ------------------------------
                       4/30/03                $2,456,250

                  ------------------ ------------------------------
                       7/31/03                $1,637,500

                  ------------------ ------------------------------
                       10/31/03               $  818,750
                  ------------------ ------------------------------
                       1/31/04                $        0
                  ------------------ ------------------------------

In the event the Phase II Development Loan Minimum Installment shall not have been paid for any calendar quarter, the Lender shall, in its sole discretion and following the expiration of any applicable cure period, have the right to declare an Event of Default.

         2.3 CONDITIONS OF LENDER'S OBLIGATIONS TO MAKE DISBURSEMENTS UNDER THE ACQUISITION AND PHASE I DEVELOPMENT LOAN AND THE PHASE II DEVELOPMENT LOAN.

         (a) OBLIGATIONS TO MAKE ADVANCES. The Lender shall not be obligated to make loan disbursements until the conditions set forth in Section 5, and the following further conditions, shall have been satisfied:

                  (1) The representations and warranties made in Section 4 hereof shall be true and correct in all material respects on and as of the date of the disbursement with the same effect as if made on such date and shall be so certified by the certification contained in the form of disbursement (the "Disbursement Request");

                  (2) No disbursements, after the first disbursement, of the Acquisition and Phase I Development Loan shall be made until the Borrower has used its own funds to pay at least $1,981,880 in costs of Land Development Improvements and Golf Course Improvements and Lender shall have received and approved a final detailed cost budget for Phase I;

                  (3) No advances under the Phase II Development Loan shall be made until (i) at least 50% of the lots in Phase I have been sold, (ii) the outstanding principal balance of the Acquisition and Phase I Development Note has been reduced to $5,000,000 or less and (iii) Lender shall have received and approved based on its customary underwriting standards a detailed cost budget for Phase II. A lot will be deemed sold if the purchaser has deposited in escrow at least 10% of the sales price and executed the Borrower's standard purchase contract in the form delivered and approved by Lender or, if the standard contract is not so executed, Borrower has delivered a signed contract accepted by Borrower and the Lender has reviewed and approved such contract;

                  (4) As of the date of such disbursement, there shall be no Default under any of the Loan Documents or this Agreement;

                  (5) The Lender shall have received a Disbursement Request signed by Borrower accompanied by such other documentation as the Lender may request with respect to the Land Development Improvements, including an endorsement to the mortgage title insurance policy, or assurance satisfactory to Lender that such an endorsement will be issued, increasing the coverage to give effect to amount covered by the Disbursement Request and otherwise acceptable to Lender;

                  (6) At the time of each disbursement the Lender is satisfied, based upon information from the inspection by Lender or its inspecting representative, with the progress of construction in accordance with the preliminary site plan or such other development plans satisfactory (based on its customary underwriting standards) to the Lender;

                  (7) The Lender shall not be required to make more than one disbursement each month;

                  (8) No disbursements under the Acquisition and Phase I Development Loan shall be made by the Lender after January 31, 2002. No disbursements under the Phase II Development Loan shall be made after the earlier of (x) the date 24 months following the first advance under the Phase II Development Loan or (y) January 31, 2003; and

                  (9) The Lender shall have reviewed and approved (such approval not to be unreasonably withheld) all easements, restrictions, planned development restrictions and any agreements or conditions relating to the Development or Property.

         (b) DISBURSEMENT AMOUNT. Following receipt of a Disbursement Request, the Lender shall determine the amount of the disbursement it will make in accordance with the Cost Breakdown and in accordance with the following standards:

                  (1)      CONSTRUCTION WORK:  As to construction work:

                           (A) Loan disbursements for approved construction
                  costs related to the Land Development Improvements in Phase I and Phase II will be made on the basis of 100% of the approved cost, as shown on applications for payment from Borrower reviewed and approved by the Lender, minus the amount of previous loan disbursements with respect to Phase I or Phase II, as the case may be, and any required equity contributions therefor.

                           (B) Unless otherwise approved by the Lender, the
                  foregoing is subject to the proviso that disbursements will be made for costs incurred only up to the amount for such costs listed in the Cost Breakdown for the Phase I and Phase II, as the case may be. The Borrower shall be responsible for all costs and overruns associated with the Land Development Improvements.

                  (2) MATERIALS: The Lender will not make loan disbursements based on the cost of materials to be incorporated into Improvements whether or not such materials are stored on the Development.

         (e) EXPENDITURES BY BORROWER RESPECTING DEVELOPMENT LOAN. If Lender at any time determines that the proceeds remaining to be disbursed in respect of the Land Development Improvements to be constructed are not sufficient to pay the cost of completion of the Land Development Improvements to be constructed with advances hereunder in accordance with the preliminary site plan or other development plan for such Land Development Improvements, Lender shall have the right to require Borrower to expend for the construction of such Land Development Improvements funds from some source other than Acquisition and Phase I Development Loan or Phase II Development Loan, as the case may be, or any other loan from Lender to cover the deficit before Lender will disburse any additional Acquisition and Phase I Development Loan proceeds or Phase II Development Loan proceeds, as the case may be.

         (f) PAYMENTS TO GENERAL CONTRACTOR, ETC. RESPECTING DEVELOPMENT LOAN. Lender, on request of Borrower or upon the occurrence of an Event of Default hereunder, may make any and all disbursements under the Acquisition and Phase I Development Loan and Phase II Development Loan, as the case may be, directly to any general contractor or to any unpaid subcontractor, laborer or material supplier providing services, labor or materials in connection with construction of the Improvements. Upon the occurrence of an Event of Default, no further direction or authorization from Borrower shall be necessary to warrant such direct disbursements, and all such disbursements shall be secured by the Deed of Trust and other Loan Documents as fully as if made to Borrower and regardless of the disposition thereof by such general contractor, subcontractor, laborer or material supplier so paid. Borrower gives each general contractor, subcontractor, laborer and material supplier so paid the authority, at Lender's request and on behalf of Borrower, to sign a receipt for such disbursements stating that such disbursements are secured by the Deed of Trust and other Loan Documents.

         2.4  GOLF COURSE LOAN.

         (a) AMOUNT. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend ("Golf Course Loan") to the Borrower up to $4,200,000. Notwithstanding anything to the contrary contained herein, the amount available to be borrowed by Borrower at any time under the Golf Course Loan will be determined by Lender from time to time based upon advance requests by the Borrower and the terms and conditions hereof.

         (b) NOTE AND PURPOSE. The Golf Course Loan shall be evidenced by the Golf Course Note. The proceeds of the Golf Course Note shall be used by the Borrower solely for the purpose of financing the Golf Course Improvements, including the costs of constructing an 18 hole golf course, clubhouse and related amenities, all as further described in the Golf Course Plans and Specifications, to be owned by the Borrower and located in the Development.

         (c) RATE OF INTEREST. The principal balance outstanding under the Golf Course Note shall bear interest at the per annum interest rate of the Lender's Prime Rate, as adjusted daily, plus one-half percent (.5%), to be adjusted effective as of the date of each change in the Prime Rate.

         (d) REPAYMENT. Interest on the outstanding principal balance of the Golf Course Note shall be due and payable monthly on the 1st day of each month, commencing on November 1, 1999, and on the same day of each month thereafter, until the unpaid principal balance has been paid in full. The principal indebtedness evidenced by the Golf Course Note shall be repayable in equal monthly installments of $35,000 commencing September 1, 2001 and on the same day of each month thereafter. The entire principal balance and all accrued unpaid interest under the Golf Course Note shall be due and payable in full on October 1, 2005.

         (e) ORIGINATION FEE. The Borrower shall pay on or prior to the date hereof to Lender an origination fee in connection with the Golf Course Loan equal to $40,000.

         2.5 CONDITIONS OF LENDER'S OBLIGATIONS TO MAKE DISBURSEMENTS UNDER THE GOLF COURSE LOAN.

         (a) OBLIGATIONS TO MAKE ADVANCES. The Lender shall not be obligated to make loan disbursements until the conditions set forth in Section 5, and the following further conditions, shall have been satisfied:

                  (1) The representations and warranties made in Section 4 hereof shall be true and correct in all material respects on and as of the date of the disbursement with the same effect as if made on such date and shall be so certified by the certification contained in the form of disbursement (the "Disbursement Request");

                  (2) Lender shall have received and approved based upon its customary underwriting standards a detailed cost budget for the Golf Course Improvements.

                  (3) As of the date of such disbursement, there shall be no Default under any of the Loan Documents or this Agreement;

                  (4) The Lender shall have received a Disbursement Request signed by Borrower accompanied, as applicable, with Architectural Documents G702 and G703;

                  (5) At the time of each disbursement the Lender is satisfied, based upon information from the Architects and inspection by Lender or its inspecting representative, with the progress of construction in accordance with the Golf Course Plans and Specifications;

                  (6) The Lender shall not be required to make more than one disbursement each month;

                  (7) No disbursements under the Golf Course Loan shall be made until the Borrower has met the Minimum Equity Requirement of Section
         2.2 I(a).

                  (8) No disbursements shall be made by the Lender after December 31, 2001.

         (b) DISBURSEMENT AMOUNT. Following receipt of a Disbursement Request, the Lender shall determine the amount of the disbursement it will make in accordance with the Cost Breakdown for the Golf Course Improvements and in accordance with the following standards:

                  (1)      CONSTRUCTION WORK:  As to construction work:

                           (A) Loan disbursements for approved construction
                  costs and other costs related to the Golf Course Improvements will be made on the basis of 100% of the approved cost, as shown on applications for payment from Borrower reviewed and approved by the Lender, of work on the Golf Course Improvements, minus the amount of previous Golf Course Loan disbursements and any equity contributions therefor.

                           (B) Unless otherwise approved by the Lender, the
                  foregoing is subject to the proviso that disbursements will be made for costs incurred only up to the amount for such costs listed in the Cost Breakdown for the Golf Course Improvements.

                  (2) MATERIALS: The Lender will not make Golf Course Loan disbursements based on the cost of materials to be incorporated into Improvements whether or not such materials are stored on the Development.

         (e) EXPENDITURES BY BORROWER RESPECTING GOLF COURSE LOAN. If Lender at any time determines that the Golf Course Loan proceeds remaining to be disbursed in respect of the Golf Course Improvements to be constructed are not sufficient to pay the cost of completion of the Golf Course Improvements to be constructed with advances hereunder in accordance with the Golf Course Plans and Specifications for such improvements, Lender shall have the right to require Borrower to expend for the construction of such improvements funds from some source other than Golf Course Loan or any other loan from Lender to cover the deficit before Lender will disburse any additional Golf Course Loan proceeds.

         (f) PAYMENTS TO GENERAL CONTRACTOR, ETC. RESPECTING GOLF COURSE LOAN. Lender, on request of Borrower or upon the occurrence of an Event of Default hereunder, may make any and all Golf Course Loan disbursements directly to any general contractor or to any unpaid subcontractor, laborer or material supplier providing services, labor or materials in connection with construction of the Improvements. Upon the occurrence of an Event of Default, no further direction or authorization from Borrower shall be necessary to warrant such direct disbursements, and all such disbursements shall be secured by the Deed of Trust and other Loan Documents as fully as if made to Borrower and regardless of the disposition thereof by such general contractor, subcontractor, laborer or material supplier so paid. Borrower gives each general contractor, subcontractor, laborer and material supplier so paid the authority, at Lender's request and on behalf of Borrower, to sign a receipt for such disbursements stating that such disbursements are secured by the Deed of Trust and other Loan Documents.

         2.6 MANNER OF PAYMENT FOR ALL LOANS. Each payment of interest, principal (including any prepayment) and any other amount required to be paid to the Lender with respect to this Agreement, the Notes or pursuant to the Loan Documents, shall be made to the Lender at its principal office in Wilmington, North Carolina in dollars and in immediately available funds on or before 2:00 p.m., Wilmington, North Carolina time on the date such payment is due. In case any such payment is not so made when due, the Lender may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of Borrower with the Lender.

         2.7 NON-CONFORMING PAYMENT. In the event that any payment of interest, principal of, prepayment or other fee, or other amount owing hereunder with respect to this Agreement, any of the Notes or pursuant to the Loan Documents, is not made when due such amount shall continue as an obligation of the Borrower hereunder and shall bear interest from the due date thereof until paid in full in the manner provided in the immediately preceding paragraph at a rate of interest per annum equal to the Lender's Prime Rate plus four percent (4%) or the maximum rate permitted by applicable law, whichever shall be lower, from the date such amount was due until paid in full. Notwithstanding the foregoing, failure to make any payment when due following any applicable cure periods in the manner provided in the immediately preceding paragraph shall constitute an Event of Default hereunder.

         2.8 PAYMENTS ON BUSINESS DAYS. In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         2.9 COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a year of 360 days. Any change in the interest rate on the Notes resulting from a change in the Lender's Prime Rate shall become effective as of the opening of business on the date on which such change in the Lender's Prime Rate shall occur.

         2.10 RELEASE OF LOTS AND APPLICATION OF NET SALES PROCEEDS. In connection with the sale of lots in the Development, the Lender shall receive, to be applied as provided herein, a percentage of the net proceeds from such sale received. The release of lots and application of proceeds shall be as follows:

                  (a) LOT RELEASE. In connection with the sale of lots to persons not affiliated with the Borrower, the Lender shall grant a release of property from the lien of the Deed of Trust upon the delivery to the Lender of an amount (the "Release Payment") equal to the Minimum Release Payment as shown on SCHEDULE 2.10 for such lots.

                  In connection with the sale of lots to persons affiliated with the Borrower, the terms upon which the Lender will release the lien of the Deed of Trust will be determined by the Lender at the time of such sale.

                  Release Payments relating to lots in Phase I shall be applied to the Acquisition and Phase I Development Loan until such loan is paid in full. Release Payments relating to lots in Phase II shall be applied to the Phase II Development Loan until such loan is paid in full. After the Acquisition and Phase I Development Loan is paid in full, Release Payments relating to Phase I lots shall be applied to the Phase II Loan. After the Phase II Loan is paid in full, Release Payments relating to Phase II lots shall be applied to the Acquisition and Phase I Development Loan. After both such loans have been paid in full, Release Payments shall be applied as mutually agreed upon between Borrower and Lender. Release Payments received prior to April 30,

         2002 shall be applied cumulatively towards the required quarterly minimum installments set forth in Sections 2.2 I(e) and 2.2 II(d).

                  (b) COMMON AREA RELEASE. Subject to the Lender's prior approval of the location of the property to be released, the Lender will grant a release of property from the lien of the Deed of Trust, without monetary consideration, for any Common Property conveyed by the Borrower to any homeowner's association related to the Development and for roadway and water and sewer improvements which are dedicated to New Kent County, Virginia or the Commonwealth of Virginia. For purposes of this paragraph, Common Property shall include any property shown on a recorded plat of the Development as "common area" or "common property" or "public streets" or designated as such in any other document and conveyed to a homeowner's association consisting of owners of property in the Development.

         2.11 PREPAYMENT. The Borrower may prepay the indebtedness evidenced by any of the Note in whole or in part at any time and from time to time without penalty.

         SECTION 3. SECURITY. As security for the full and timely payment of the principal of and interest on the Notes and all other Obligations, whether now existing or hereafter arising under the Loan Documents or otherwise, the Borrower shall:

         (a) on the Closing Date or prior to any disbursements under the Acquisition and Phase I Development Loan:

                           (i) deliver to the Lender the Security Agreement,
                  Deed of Trust and the other Loan Documents; and

                           (ii) deliver to the Lender Uniform Commercial Code
                  Financing Statements properly executed for filing in the appropriate places to perfect the Lender's security interest under the Security Agreement, Deed of Trust and other Loan Documents; and

         (b) prior to any disbursements under the Golf Course Loan for Golf Course Improvements:

                           (i) deliver to the Lender the Architects' Collateral
                  Assignment and Contractor's Collateral Assignment; and

                           (ii) deliver to the Lender Uniform Commercial Code
                  Financing Statements properly executed for filing in the appropriate places to perfect the Lender's security interest under the Loan Documents.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Agreement and to make the loans herein provided for, Borrower represents and warrants to the Lender as follows:

         4.1 ORGANIZATION, ETC. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a wholly owned subsidiary of Guarantor; the Borrower is in good standing and duly qualified to transact business in the State of Virginia and has the requisite power to own its properties and to carry on its business as now being conducted.

         4.2 POWER AND AUTHORITY. Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, the Notes and the other Loan Documents, and all corporate action on the part of the Borrower required for the lawful execution, delivery and performance thereof has been duly taken; and each of the Loan Documents upon the due execution and delivery thereof, will be the valid and enforceable instrument, obligation or agreement of the Borrower, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting generally the enforcement of creditor's rights and by such principles of equity as may generally affect the availability of equitable remedies. Neither the execution of the Loan Documents, nor the fulfillment of or compliance with their provisions and terms, will constitute a violation of or default under, or conflict with or result in a breach of, the terms, conditions or provisions of any agreement or instrument to which Borrower is a party or the Bylaws or Articles of Incorporation of Borrower or any law, regulation, writ or decree applicable to Borrower, or create any lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which it is bound.

         4.3 FINANCIAL CONDITION. The financial information, including financial statements, of the Borrower delivered to the Lender, present fairly the financial condition of the Borrower as at the date of said information. Borrower has no direct or contingent liabilities as of the date of this Agreement of a nature required by Generally Accepted Accounting Principles to be reflected or provided for in financial statements which are not provided for or reflected in such financial statements. Since the date of said financial information, there has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower.

         4.4 TITLE TO ASSETS. Borrower has good and, with respect to real property insurable, title to its properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in
Section 4.3, except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except as described in such financial statements and notes thereto, Permitted Encumbrances and the exceptions contained in the title insurance policy delivered to Lender in connection with this Agreement (the "Permitted Exceptions").

         4.5 LITIGATION. There are no pending or, to the knowledge of Borrower, threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency which may reasonably be expected to materially adversely affect the properties, business or condition, financial or otherwise, of Borrower, the completion of the Improvements or the sale of lots or acreage in the Development, or in any way adversely affect or call into question the power or authority of Borrower to enter into or perform any of the Loan Documents to which it is a party.

         4.6 LOCATIONS. The address of Borrower's principal place of business, is set forth below. All the equipment and other personal property covered by the Security Agreement will be located at the following Collateral location. All records and other information with respect to accounts, inventory, equipment and other personal property (including computer programs and printouts) covered by the Security Agreement are maintained by the Borrower at the following Collateral location:

         BORROWER'S PRINCIPAL PLACES OF BUSINESS      LOCATIONS OF COLLATERAL
         ---------------------------------------      -----------------------

         6201 N. Courthouse Road                      New Kent County, Virginia
         New Kent, Virginia 23124                     Richmond County, Virginia
         or                                           Palm Beach County, Florida
         4960 Blue Lake Drive
         Boca Raton, Florida 33431

         4.7 TAXES. Borrower has filed all income tax returns required to be filed by it and all taxes shown thereon have been paid, and no controversy in respect of additional income taxes, state, federal or foreign, of Borrower is pending, or, to the knowledge of Borrower, threatened.

         4.8 CONTRACT OR RESTRICTION AFFECTING THE BORROWER. Borrower is not a party to or bound by any contract or agreement or subject to any provisions of its Bylaws or Articles of Incorporation or other corporate restrictions, which materially adversely affect the business, properties or condition, financial or otherwise, of Borrower.

         4.9 TRADEMARKS, FRANCHISES AND LICENSES. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

         4.10 NO DEFAULT. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party relating to any Indebtedness for Money Borrowed, the effect of which default would cause such obligation under the agreement or instrument to become due prior to its stated maturity.

         4.11 GOVERNMENTAL AUTHORITY. No written approval of any foreign, federal, state or local governmental authorities is necessary to enter into and to carry out the terms of the Loan Documents except for customary development approvals, and no consents or approvals are required in connection with the making or Borrower's performance of the Loan Documents. The Borrower has received or will obtain the written approval or permits from all federal, state and local governmental authorities necessary to construct the Improvements, to conduct its operations as presently conducted and to operate the Development as a golf course and residential development. All laws, regulations and procedures applicable to the Borrower with respect to the Development, including, without limitation, environmental, licensing, wetlands, endangered species and environmental and all notification and approval procedures, have been or will be complied with at all times.

         4.12 REGULATION U. No part of the proceeds of the loans made pursuant to this Agreement will be or has been used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. Borrower is not engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, the Borrower will furnish to the Lender in connection with the loans hereunder, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in said Regulation. No part of the proceeds of the loans provided for hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) or for any commodity not required for the normal raw materials inventory of Borrower.

         4.13 ERISA REQUIREMENTS. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established by it or by any Person under common control with it (within the meaning of the Code or Section 4001(b) of ERISA), or in any plan in which its employees are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is occurring.

         4.14 NO UNTRUE STATEMENTS. Neither this Agreement nor any other Loan Documents, agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Lender by or on behalf of Borrower contains any misrepresentation or untrue statement of a material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments, in the light of the circumstances under which they were made or delivered, not misleading.

         4.15 HAZARDOUS MATERIALS. (i) Neither the Borrower nor, to its knowledge, any other Person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property, nor has the Property or any part thereof ever been used (whether by the Borrower or, to its knowledge, by any Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Materials (except for storage of Hazardous Materials for on site use in accordance with applicable Environmental Laws, if any); (ii) the Borrower has fully disclosed to Lender in writing the existence, extent and nature of any Hazardous Materials which the Borrower is legally authorized and empowered to maintain on, in or under the Property or use in connection therewith, and the Borrower has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals; and (iii) to the Borrower's knowledge, the Property is now in full compliance with all Environmental Laws in effect on the date hereof. As used herein "knowledge" means actual knowledge of Tom Goss or Ron Foster or knowledge derived from environmental reports and studies provided to Borrower.

         4.16 SUFFICIENCY OF LOANS. The Acquisition and Phase I Development Loan will be sufficient, together with any funds to be provided by the Borrower as shown in the Cost Breakdown, to complete the Improvements in accordance with the Plans and Specifications for Phase I and development plans for Phase I provided by Borrower to Lender. The Phase II Development Loan will be sufficient, together with any funds to be provided by the Borrower as shown in the Cost Breakdown, to complete the Improvements in accordance with the Plans and Specifications for Phase II and development plans for Phase II provided by Borrower to Lender. The Golf Course Loan will be sufficient, together with any funds to be provided by the Borrower as shown on the Cost Breakdown, to complete the Golf Course Improvements in accordance with the Golf Course Plans and Specifications provided by Borrower to Lender.

         4.17 UTILITIES AND ACCESS. There are sufficient water, sewer, electricity and other utilities available to be provided to the Development to permit its operation as a residential real estate community with amenities such as the Improvements and each owner of a lot or other acreage will have access via public streets which will be Common Property to a public right of way.

         4.18 RESTRICTIVE COVENANTS. There are no existing covenants, conditions and restrictions affecting the Development except as shown on SCHEDULE 4.18. The Borrower believes that such covenants, conditions and restrictions will not, in the aggregate, materially adversely affect the Borrower's proposed development of the Property.

         4.19 YEAR 2000 COMPLIANT. The Borrower has (i) initiated a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect on the Borrower's business, operations or financial condition.

         SECTION 5. CONDITIONS OF CLOSING. The obligation of the Lender to make the loans hereunder is subject to the continuing accuracy of all representations and warranties with respect to the Borrower contained herein and in the other Loan Documents and the performance of all agreements by the Borrower contained herein and therein, including the following:

         5.1 LEGAL OPINIONS. On the Closing Date, the Lender shall have received the favorable opinion addressed to the Lender, in form and substance satisfactory to the Lender and special counsel for the Lender, of Hirschler, Fleischer, Weinberg, Cox & Allen and in-house counsel for the Guarantor, as counsel for the Borrower and Guarantor, as to the legal matters specified in
EXHIBIT 6 hereto.

         5.2 CLOSING DOCUMENTS. The Borrower shall deliver to Lender, in form and substance satisfaction to the Lender, on or prior to the date of the first advance under the Acquisition and Phase I Development Loan or the date otherwise specified below:

                  (a) LOAN DOCUMENTS. Fully executed copies of this Agreement, the Notes, each of the other Loan Documents and UCC-1 Financing Statements relating to fixtures and personal property covered by the Loan Documents. If it shall so request, the Lender shall have received evidence of the filing of financing statements or other filings relating to any fixtures covered by the Loan Documents;

                  (b) RESOLUTIONS. Resolutions, certified by the Secretary of Borrower as of the Closing Date, of Borrower's Board of Directors and Shareholders and the Guarantor's Board of Directors authorizing and approving the execution and delivery of the Loan Documents to which each is a party and the performance of the transactions contemplated thereby;

                  (c) ARTICLES OF INCORPORATION AND BYLAWS. A copy of Borrower's and Guarantor's Articles of Incorporation (certified by the Secretary of State of its incorporating jurisdiction) and Bylaws certified by the Secretary or Assistant Secretary of Borrower and Guarantor to be true and correct copies as currently in effect;

                  (d) CERTIFICATE OF GOOD STANDING. Certificate of the Secretary of State of Massachusetts (as to Guarantor), Virginia (as to Borrower) and Delaware (as to Borrower) issued as of a recent date as to the existence and good standing of Borrower, as applicable;

                  (e) INSURANCE. Evidence of insurance in form and amounts satisfactory to the Lender, and meeting the requirements of Section 6.4 hereof and the Loan Documents;

                  (f) APPRAISALS. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, appraisals (excluding the Golf Course) which meet all applicable banking law requirements and are from an appraiser satisfactory to the Lender and which indicate (i) an appraised value, on a discounted cash flow basis, of no less than $20,000,000 with respect to the Development (excluding the Golf Course) and (ii) an appraised value, as built, of no less than $5,250,000 with respect to the Golf Course;

                  (g) SURVEY AND FLOOD PLAIN CERTIFICATION. A survey of the Development and the real property on which Phase I, Phase II and the Golf Course will be located, each in form and substance satisfactory to the Lender. The Borrower will also provide a survey and legal description of the Property. Such survey shall show all boundaries of such tract, together with all easements, with all courses and distances indicated so as to provide a metes and bounds description, and shall show dimensions and locations of all existing improvements. The surveyor shall provide a certification as to the location of the tract on which the Improvements are to be located within any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973;

                  (h) ENVIRONMENTAL SURVEYS. A phase-1 level environmental assessment with respect to the Property acceptable in form, scope, detail, analysis and results to the Lender and from an environmental engineering firm acceptable to the Lender, indicating no environmental conditions not acceptable to the Lender;

                  (i) WETLANDS AND ENDANGERED SPECIES CERTIFICATION. By November 1, 1999 and, in any event, on or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, the Borrower shall have provided the Lender with an environmental assessment from the Army Corps of Engineers and all required approvals from the appropriate state and local environmental authorities in form, scope, detail, analysis and results satisfactory to the Lender or the Lender shall have received satisfaction that there are no "endangered species" concerns affecting the location and construction of the Improvements and that the location of the Improvements will not violate, or require any consent under, any applicable wetlands laws and regulations;

                  (j) TITLE INSURANCE POLICY. A mortgagee title insurance policy from a title insurance company satisfactory to the Lender, indicating the lien of the Deed of Trust is of first lien priority (insuring all easements), providing coverage for the full principal amount of the Notes, containing endorsements to coverage acceptable to the Lender and containing no title exceptions not approved by the Lender;

                  (k) COST BREAKDOWN; PROJECTIONS. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, a copy of the Cost Breakdown for each of Phase I and Phase II Land Improvements and the Golf Course certified by an officer of Borrower showing all costs, including interest and fees, required to construct and complete such improvements in form satisfactory to the Lender and Final Projections for the Development (including golf course operations, lot sales and timing of cash flows) certified by an officer of Borrower and satisfactory to Lender;

                  (l) COMPLIANCE WITH LAWS. If requested by Lender, a Certificate of Borrower that the Development and Improvements, and the intended uses of the Development and all Improvements, are in compliance with all applicable laws, regulations and ordinances. The laws, regulations and ordinances with which compliance should be evidenced include, without limitation, the following: health and environmental protection laws, erosion control ordinance, doing business and/or licensing laws and zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Development, the permitted uses of the Development under such zoning designations and zoning requirements as to parking, lot size, ingress, egress and building setbacks);

                  (m) REPRESENTATIONS AND WARRANTIES. With each disbursement request, a statement, which may be contained in the written disbursement form, to the effect that all representations and warranties of the Borrower contained herein or in any document or certificate furnished to the Lender in connection herewith shall be true and correct;

                  (n) NO DEFAULT. Evidence that no uncured Event of Default, as hereafter defined, nor any event which, upon notice or lapse of time, or both, would constitute an Event of Default, exists;

                  (o) TRANSACTION COSTS. Payment or arrangements satisfactory to the Lender for the payment, to the Lender (or the person or entity owed an amount in connection with this transaction) of all costs and expenses, including Lender's attorneys' fees, and taxes relating to the execution and delivery of this Agreement and the transactions contemplated thereby and the arrangements therefor;

                  (p) UTILITIES. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, evidence of the availability and suitability of electric, water, sewer and other utilities needed to properly service the Development and Improvements for their intended use;

                  (q) CONSTRUCTION AND PERFORMANCE BONDS. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, the Lender shall have approved the general contractor and, if required by Lender, all subcontractors involved in the Development and, if reasonably deemed necessary by Lender, the Lender shall receive evidence that the Borrower has been provided with performance bonds and labor and material bonds as to such contractors as may be required by the Lender in such amounts sufficient in the discretion of the Lender to cover the amounts of the construction contracts for the construction of their respective portions of the Improvements, and the surety issuing such bonds must also be acceptable to the Lender. The Lender shall be named as additional obligee on such bonds;

                  (r) PLANS AND SPECIFICATIONS. On or prior to the second advance under the Acquisition and Phase I Development Loan a copy of the Plans and Specifications and preliminary site plan or other development plan for the Improvements for Phase I and prior to any advance under the Phase II Development Loan and Golf Course Loan, a copy of the Plans and Specifications and preliminary site plan or other development plan for the Improvements for Phase II or the Golf Course Improvements, as the case may be, each in form satisfactory to the Lender, based upon Lender's customary underwriting standards (and the Borrower agrees that no material changes will be made in the Plans and Specifications without the prior written consent of the Lender) and which have been approved in writing by the Borrower either by initialing same or by other written approval identifying all pages and dates, including revision dates. Such plans and specifications shall include architectural, structural, mechanical, plumbing, electrical and site development

         (including storm drainage, utility lines, erosion control and landscaping) plans and specifications;

                  (s) PERMITS. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, copies of all material permits required to complete construction of the Improvements respectively Phase I, Phase II or the Golf Course, as the case may be;

                  (t) CONSTRUCTION AND MANAGEMENT AGREEMENTS. On or prior to the second advance under the Acquisition and Phase I Development Loan and prior to any advance under the Phase II Development Loan and Golf Course Loan, certified copies of all agreements entered into by the Borrower in connection with the design, construction, development and management of the Improvements to be financed by each of such loans, as the case may be;

                  (u) REVIEW OF LENDER'S COUNSEL. Evidence that Lender's Counsel has reviewed the master covenants, restrictions and declarations and planned unit development documents, all other documents affecting the Development and such other documents relating to the Development as required by Lender, and that Lender is satisfied with the findings by its counsel;

                  (v) BUILDER'S RISK INSURANCE; FLOOD INSURANCE. On or prior to any advance under the Acquisition and Phase I Development Loan, the Phase II Development Loan and Golf Course Loan for structural Improvements, a policy of builder's risk insurance written by a company satisfactory to Lender insuring the structural Improvements to be constructed with advances under the Notes and all property and materials to be used in the construction thereof against such losses as normally are insured against under standard builder's risk policies in an amount of no less than the maximum amount to be advanced hereunder in respect of the Notes, together with evidence of payment of the premium therefor, and that Lender is named as a mortgagee or loss payee as its interest may appear. In addition, if any Improvements are to be located in an area designated as a special flood hazard area, Borrower shall deliver to Lender evidence that flood hazard insurance is in effect from a company and in such amounts as is acceptable to Lender and that such insurance names the Lender as loss payee;

                  (w) OTHER MATTERS. The Lender shall have received from the Borrower such other documents and information as the Lender shall reasonably request, including without limitation satisfactory payoff letters with respect to any existing indebtedness encumbering the Property.

         SECTION 6. AFFIRMATIVE COVENANTS. Borrower covenants that, from the date hereof until payment in full of the principal and interest on the Notes, unless the Lender otherwise consents in writing, as follows:

         6.1 FINANCIAL REPORTS AND OTHER DATA.

                  (a) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, deliver, or cause to be delivered to the Lender an unaudited Borrower prepared balance sheet of the Borrower and related statements of income and retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding year, all satisfactory to the Lender. Borrower shall also submit, at Lender's request, copies of annually updated year end financial statements on any partnership or corporation in which it has an ownership interest.

                  (b) As soon as practical and in any event within forty-five
         (45) days after the end of each fiscal quarter, submit to Lender copies of Borrower prepared financial statements, including a balance sheet and related statements of income and retained earnings and cash flow in form and substance satisfactory to the Lender.

                  (c) With reasonable promptness, deliver such additional financial or other data as the Lender may reasonably request regarding Borrower's operations, business affairs and financial condition, including lot sales, remaining lot inventory and golf course operations. The Lender is hereby authorized by the Borrower to deliver a copy of any financial statements made available by the Borrower to any regulatory authority having jurisdiction over the Lender.

         6.2 TAXES AND LIENS. Promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of the Borrower, or upon any property, real, personal or mixed, belonging to the Borrower, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided Borrower may in good faith contest any such item so long as no lien attaches to any of the Collateral.

         6.3 BUSINESS AND EXISTENCE. Do or cause to be done all things necessary (i) to preserve and to keep in full force and effect its corporate existence; and (ii) to keep in full force and effect its rights and franchises, trade names, patents, trademarks, permits, licenses, copyrights and other proprietary information to the extent material and necessary to the business of the Borrower; and (iii) to continue to engage principally in such business as now conducted by Borrower.

         6.4 INSURANCE. Keep its businesses and properties insured at all times in responsible insurance companies against the risks and to the extent that provision for such insurance is usually made by other companies engaged in similar businesses similarly situated and consistent with its past practices, and carry such other types and amounts of insurance as are usually carried by companies engaged in the same or a similar business similarly situated and consistent with its past practices, including without limitation:

                  (a) during construction of the structural Improvements for which builder's risk insurance is available, builder risk insurance in an amount not less than 100% of the full replacement cost and, after completion of the Improvements, casualty insurance in an amount not less than the actual cash value (replacement cost at time of loss less depreciation), on all insurable real and personal property serving as collateral for the Notes (except as may be otherwise agreed to by the Lender) against loss or damage by fire and lightning and other hazards ordinarily included under uniform standard extended coverage policies, limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State of Virginia;

                  (b) general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Development in an amount not less than $1,000,000 with respect to bodily injury, death or property damage on a combined single limit basis in any one accident and with an aggregate coverage amount of not less than $2,000,000 during any one policy year;

                  (c) liability insurance with respect to the Development if required under the workers' compensation laws of the State of Virginia; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower; and

                  (d) if at any time any portion of the structural Improvements on any of the real property providing collateral for the Notes is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mudslide hazards and for which flood insurance is required to be obtained by Lender, a policy of flood insurance covering such improvements with amounts and coverage satisfactory to the Lender.

         Each insurance policy obtained in satisfaction of the requirements of subsections (a) through (d) above shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in Virginia or the jurisdiction of incorporation of the insured, and of recognized standing, shall prohibit cancellation, non-renewal or lapse in coverage by the insurer without at least 30 days' prior written notice to the Lender, shall provide (with respect to insurance under (a) and (d) only) that, except as otherwise provided in the Security Agreement or Deed of Trust, or upon the occurrence of an Event of Default hereunder, losses thereunder shall be adjusted with the insurer by the Borrower at Borrower' expense, and if requested by the Lender, the Lender, on behalf of the insured parties and the decision of such persons as to any adjustment shall be final and conclusive. Each such policy shall name the Lender as mortgagee and loss payee and additional insured thereunder, as its interests may appear. Not later than 30 days prior to the termination or expiration of any such policy then in effect and upon any further request, the Borrower shall deliver or cause to be delivered to the Lender an officer's certificate setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

         6.5 MAINTAIN PROPERTY. Maintain its properties in good order and repair, normal wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto.

         6.6 TRUE BOOKS. Keep books of record and account in which full entries will be made of all of dealings and transactions which fairly and accurately represent such dealings and transactions. Furnish from time to time, whenever requested, statements showing itemization of prospective expenditures, expenditures to date, items due and unpaid, and items necessary for completion, and support such statements with receipted bills, affidavits, waivers of liens, and other evidence satisfactory to Lender;

         6.7 INSPECTION RIGHTS. Permit any Person designated by Lender to visit and inspect any of the properties, company books and financial and other reports of Borrower and to discuss its affairs, finances and accounts with its accountants and principal officers, all at such reasonable times and as often as the Lender may reasonably request following reasonable notice to Borrower by Lender. Permit the Lender, or its representatives, and an architect or inspector selected by the Lender, to enter upon the Development, inspect the Improvements and all materials to be used in the construction thereof and to examine all detailed plans and shop drawings which are or may be kept at the construction site and cooperate with any such architect or inspector to enable him to perform his functions hereunder and pay to the Lender an inspection fee of $500 for each such inspection.

         6.8 THE BORROWER'S KNOWLEDGE OF CERTAIN EVENTS. Upon Borrower obtaining knowledge of the occurrence of any Default or Event of Default hereunder, or an event which would constitute such an Event of Default or Default hereunder, or any material adverse change in Borrower's condition, financial or otherwise, cause to be delivered to the Lender, within fifteen (15) business days of such officer obtaining such knowledge, an officer's certificate specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

         6.9 OTHER NOTICES. Notify the Lender in writing within fifteen (15) business days of the occurrence of any of the following with respect to the
Borrower:

                  (i) the service upon Borrower of any material action, suit or proceeding at law or in equity (as used herein, the term "material" refers to any action, suit or proceeding involving a potential liability in excess of $50,000 which is not fully covered by insurance);

                  (ii) any event or condition which shall constitute an event of default under any other agreement for borrowed money or any known or potential material change in this or any other contractual agreement, provided such other agreement for borrowed money or other contractual agreement relates to an actual or potential obligation in excess of $50,000;

                  (iii) any levy of an attachment, execution or other process against the assets of Borrower; and

                  (iv) any change in any existing agreement or contract which may materially adversely affect any of the business affairs, financial or otherwise, of Borrower at the Development.

         6.10 FURTHER ASSURANCES. Upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes of the Loan Documents.

         6.11 OBSERVE ALL LAWS. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its businesses, the failure of which would have a material adverse affect on Borrower, or its business and operations.

         6.12 ERISA. Comply with all requirements of ERISA applicable to it (including the payment of all obligations and liabilities arising under ERISA) and furnish to the Lender as soon as possible and in any event within 30 days after it or any duly appointed administrator of any employee pension benefit plan (as defined in ERISA) knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any such plan has occurred, a statement describing in reasonable detail such Reportable Event and any action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such plan if such filing has been authorized.

         6.13 PAYMENT OF OBLIGATIONS. Pay when due (including any applicable grace period) all obligations and liabilities, except where the same (other than Indebtedness for Money Borrowed and final judgments) may be contested in good faith and appropriate reserves for the accrual of same in amounts satisfactory to the Lender are maintained.

         6.14 CONTINUED OPERATIONS. Continue at all times (a) to maintain its principal place of business with respect to the Development at the addresses set forth in Section 4.6 hereof, (b) to maintain its accounts, records, equipment and other personal property at the addresses specified in Section 4.6 and (c) to conduct its operations under their current name.

         6.15 PRINCIPAL BANKING RELATIONSHIP. Maintain at all times such Borrower's principal banking and deposit accounts with the Lender.

         6.16  HAZARDOUS WASTE INDEMNITY.

                  (a) Indemnify the Lender and hold the Lender harmless from and against any and all losses, liabilities, judgments, damages, penalties, fines, liens, suits, injuries, costs (including cleanup costs), expenses (including attorneys', consultants', or experts' fees and expenses) and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Lender for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Development or any Collateral of any Hazardous Materials (including, without limitation, any losses, liabilities, judgments, damages, penalties, fines, liens, suits, injuries, costs (including cleanup costs), expenses (including attorneys', consultants', or experts' fees and expenses) or claims asserted or arising under any Environmental Laws, which may require the elimination or removal of such Hazardous Materials by Borrower or the Lender or any successors or assigns thereof, regardless of whether or not caused by, or within the control of, Borrower or (ii) any representation or warranty by Borrower contained in Section 4.15 being false or untrue in any material respect; PROVIDED the foregoing indemnity shall not be available to Lender to the extent caused by Lender or its agents or employees;

                  (b) If Borrower receives any notice of (i) the happening of any event involving the generation, use, spill, discharge or storage, disposal or cleanup of any Hazardous Materials (a "Hazardous Discharge") affecting Borrower or the Development or any Collateral in violation of any Environmental Law or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, surface contaminations, noise emissions or any other environmental, health or safety matter affecting Borrower or the Development or any Collateral (an "Environmental Complaint") from any person or entity, including, without limitation, the United States Environmental Protection Agency ("EPA") or any agency, department or authority of the State of North Carolina, then the Borrower will give, within seven (7) Business Days, oral and written notice of same to the Lender. The Borrower will also give the Lender oral and written notice of any change in any material respect in the nature or extent of any Hazardous Materials maintained on, in or under the Development within seven (7) Business Days of such change;

                  (c) Without limitation of its rights under this Agreement, the Lender shall have the right, but not the obligation, to enter onto the Development or any Collateral or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, or participate in such actions with respect to any such Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any Person or entity, including, without limitation, the EPA, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Development or any Collateral which, if true, could result in an order, suit or other action against Borrower affecting any part of the Development or any Collateral by any governmental agency or otherwise which, in the sole opinion of the Lender, as the case may be, could jeopardize the Lender's security under the Loan Documents. All reasonable costs and expenses incurred by the Lender in the exercise of any such rights shall be secured by the Loan Documents and shall be payable by the Borrower upon demand, together with interest thereon at a rate equal to the interest rate payable under the Golf Course Note;

                  (d) The indemnity obligations of the Borrower under this
         Section 6.16 shall survive payment of the Notes.

         6.17 USE OF LOAN PROCEEDS. Use the proceeds of the loans made hereby solely for the purposes set forth in Section 2 hereof.

         6.18 WATER AND SEWER CAPACITY. Take all steps necessary to ensure adequate water and sewer capacity availability to the Development.

         6.19 COMMENCEMENT OF CONSTRUCTION. Begin construction of the Improvements to be constructed with advances hereunder as soon as practicable; to prosecute diligently the construction of such Improvements; to not discontinue or permit the discontinuance of construction thereof for as much as ten (10) days unless weather or some other factor beyond the control of Borrower intervenes; and, in any event, to complete the construction of such Improvements in strict compliance with the Plans and Specifications and free and clear of liens and claims of liens for services and labor performed or materials supplied in connection therewith on or before the date established by Lender and Borrower for completion of such Improvements.

         6.20 CONTRACTORS. To deliver to Lender, upon request, the names of all persons with whom Borrower have contracted or intend to contract for services, labor or materials in connection with the construction of the Improvements to be constructed with advances hereunder.

         6.21 INSPECTION, PLANS AND RECEIPTS. To permit Lender and Lender's authorized agents to enter upon the Property during normal working hours and as often as Lender desires for the purpose of inspecting the construction of the Improvements to be constructed with advances hereunder. Upon request, Borrower will furnish to Lender detailed plans, shop drawings and specifications which relate to such Improvements. Failure of Lender or its authorized agents to discover any defects or to reject materials or workmanship shall not make Lender liable to Borrower or to any other person and no prior failure shall constitute a waiver by Lender of Lender's right to reject subsequently any such workmanship or materials. When requested by Lender, Borrower will furnish to Lender proof that all bills for services, labor and materials for such Improvements have been paid except those which will be paid from the next succeeding request for disbursement.

         6.22 SURVEYS. Prior to any advance for construction of the Golf
Course, provide to Lender a routing plan of the golf course layout acceptable to the Lender and prior to any advance for construction of any structure, a foundation survey acceptable to the Lender.

         6.23 PAYMENT OF COST OVERRUNS. Pay with its own funds, and not Acquisition and Phase I Development Loan, Phase II Development Loan or Golf Course Loan proceeds, all cost overruns associated with the Development.

         6.24 YEAR 2000 COMPLIANCE. Make such inquiries as necessary to determine whether any computer application of the Borrower's suppliers, vendors and customers that is material to the Borrower's business and operations is "Year 2000 Compliant", and promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its business and operations will not be "Year 2000 Compliant" and take all such action as is necessary to remedy such situation, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the business, operations and financial condition of the Borrower.

         SECTION 7. NEGATIVE COVENANTS OF THE BORROWER. Borrower covenants and agrees that from the date hereof until payment in full of the principal and interest on the Notes, unless the Lender shall otherwise have consented prior thereto in writing, it will not either directly or indirectly:

         7.1 INDEBTEDNESS. Incur, create, guarantee, assume or permit to exist any Indebtedness (including guaranties or contingent obligations relating to Indebtedness) however evidenced, except

                  (i) Indebtedness existing on the date hereof and described in the financial statements delivered to the Lender pursuant to Section
         6.1 hereof or the notes thereto, which Indebtedness shall be repaid in accordance with the terms relating thereto existing as of the date hereof (including the terms thereof permitting prepayment);

                  (ii) Indebtedness to the Lender arising under this Agreement;
         or

                  (iii) Indebtedness related to the Development, but only as long as such Indebtedness is NOT secured by any lien, pledge or security interest on any real or personal property on which the Lender has a lien, pledge or security interest which secures the Notes.

         7.2 LIMITATIONS ON LIENS. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any property or assets now owned or hereafter acquired of any character relating to the Development, including those arising under conditional sales or other title retention agreements, except Permitted Encumbrances.

         7.3 TRANSFER OF ASSETS. Sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets relating to the Development except for sales of lots in the ordinary course of business and the transfer of Common Property and dedication of water and sewer improvements and roadway improvements contemplated by Section 2.10(b).

         7.4 INSIDER TRANSACTIONS. Directly or indirectly purchase, acquire or lease any property or asset from, or purchase, sell, dispose of, exchange or lease any property or assets to, or render service to, or otherwise deal with, in the ordinary course of business or otherwise, any affiliate, except pursuant to reasonable requirements and upon fair and reasonable terms and conditions not less favorable to Borrower than if it were a comparable arm's length transaction and no such relationship existed.

         7.5 CHANGE ORDERS. Authorize, request, allow or otherwise make change orders in excess of $10,000 in the Plans and Specifications for the Improvements to be financed without the Lender's prior approval, which will not be unreasonably withheld or delayed.

         7.6 DISTRIBUTIONS, REDEMPTIONS AND OTHER PAYMENTS. (a) Declare or make any distributions or dividends on any ownership interest of Borrower now or hereafter outstanding, or (b) purchase, redeem or otherwise retire any such ownership interest, or apply or set apart any of its assets therefor or make any other distribution (by reduction of capital or otherwise) in respect of any such ownership interest, or (c) agree to do any of the foregoing.

         7.7 LOANS AND INVESTMENTS. Lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties of any Person, or agree to do any of the foregoing, except for

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which mature within one year from the date of acquisition thereof;

                  (ii) investments in commercial paper of any corporation with a maturity not in excess of thirty days from the date of acquisition thereof and rated P-1 or better by Moody's Investors Services, Inc., or A-1 or better by Standard & Poor's Corporation;

                  (iii) investments in certificates of deposit with a maturity not in excess of ninety days from the date of acquisition thereof, issued by (a) the Lender or (b) any commercial bank organized and existing under the laws of the United States of America or under any state of the United States of America and having a combined capital and undivided surplus of not less than $50,000,000, provided, however, that certificates of deposit at any one bank shall at no time exceed ten percent (10%) of the undivided capital and surplus of such bank; and

                  (iv) purchase money loans to purchasers of lots in the Development (or other developments owned by Borrower).

         7.8 NO MINING. Permit or allow any form of mining or other mineral excavation to occur on the Property.

         SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

         (a) An Event of Default shall exist if any of the following shall occur:

         8.1 PAYMENT OF NOTES. If Borrower defaults in the payment of any principal of or interest on the Notes when due, or the payment of any other amount payable hereunder or under any of the other Loan Documents, either by the terms hereof or thereof or otherwise as herein or therein provided, and such default continues for a period of 10 days after the date such payment was due; or

         8.2 PAYMENT OF OTHER INDEBTEDNESS. If Borrower defaults in the payment of principal of, by acceleration or otherwise, or interest on any Indebtedness for Money Borrowed (including guaranties or contingent obligations relating to Indebtedness for Money Borrowed and including all Indebtedness for Money Borrowed owing to the Lender) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee in behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

         8.3 REPRESENTATION, WARRANTY, ETC. If any representation or warranty made by Borrower herein, or in any writing furnished in connection with or pursuant to this Agreement or any of the other Loan Documents, or if any report, certificate, financial statement or other instrument or document delivered to the Lender by or on behalf of Borrower, shall be false or misleading in any material respect on the date as of which made; or

         8.4 CERTAIN COVENANTS. If Borrower defaults in the performance or observance of any agreement or covenant contained in Sections 6 and 7 hereof; provided if such default is a "non-monetary" default, as determined by the Lender in its sole discretion, such Borrower shall not have cured such non-monetary default within thirty (30) days after receipt of written notice; provided if such default reasonably cannot be cured in 30 days such 30 day period will be extended for such additional time (not to exceed 60 days) as is reasonably necessary to cure such default provided that Borrower commences and diligently pursues such cure; or

         8.5 OTHER COVENANTS. If Borrower defaults in the performance or observance of any other agreement, covenant, term or condition binding on it contained herein (other than those referred to in Sections 8.1 through 8.4 hereof) and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been received by Borrower from the Lender; provided if such default reasonably cannot be cured in 30 days such 30 day period will be extended for such additional time (not to exceed 60 days) as is reasonably necessary to cure such default provided that Borrower commences and diligently pursues such cure; or

         8.6 OTHER DOCUMENTS. If there shall occur any "Default" or "Event of Default" (beyond any grace periods applicable to such Default or Event of Default) as specified in any of the other Loan Documents; or

         8.7 LIQUIDATION OR DISSOLUTION. Liquidation or dissolution of
Borrower, or suspension of the business of Borrower or filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of, or acquiescence in any petition or proceedings; the application by or for, or the appointment by consent or acquiescence of, a receiver, a trustee or a custodian of Borrower or an assignment for the benefit of creditors, the inability of Borrower or the admission by Borrower in writing of inability to pay its debts as they mature; or

         8.8 BANKRUPTCY, ETC. Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower or for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower and the continuance of any of the events referred to in this Section 8.8 for sixty (60) days undismissed or undischarged; or

         8.9 JUDGMENT. If a judgment which has become final and nonappealable, which with other outstanding judgments against Borrower or any subsidiary exceeds an aggregate of $50,000 in excess of applicable insurance coverage and which the Lender reasonably believes would impair the financial condition of the Borrower, shall be rendered against Borrower and if within thirty (30) days after entry thereof such judgment shall not have been discharged or stayed; or

         8.10 TRANSFER OR ENCUMBRANCE. The sale, transfer or encumbrance (except liens in favor of Lender) of all or any part of the property securing the Obligations or any interest therein (except for the sale of lots in the Development in the ordinary course of business and transfer of Common Property and dedication of water and sewer improvements and roadways contemplated by
Section 2.10(b)), without Lender's prior written consent.

         (b) REMEDIES. If an Event of Default has occurred and has not been waived or cured within applicable cure periods, the Lender shall have no further obligation to make advances under the Acquisition and Phase I Development Loan, the Phase II Development Loan or Golf Course Loan, the Lender may exercise any right, power or remedy permitted it by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or the other Loan Documents to the contrary notwithstanding and the Borrower will forthwith pay to the holder of the Notes the entire principal of and interest accrued on such Notes. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Sections 8.7 and 8.8 the entire amount owing hereunder shall become immediately due and payable without declaration or demand. In addition, the Lender shall be entitled to immediately proceed to foreclose on its liens and security interests in the Collateral, and to exercise all rights and remedies provided for by law or contained in and afforded by any of the Loan Documents.

         8.11 SECURITY INTEREST. Lender shall have and hereby is granted a lien and a security interest in any and all reserves, deferred payments, undisbursed loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and any surplus funds of Borrower whether the same arise out of or occur in connection with the Development, Acquisition and Phase I Development Loan, the Phase II Development Loan or Golf Course Loan made hereunder, and such lien and security interest shall constitute additional security for the loans. Upon the occurrence of an Event of Default under this Agreement, Lender shall have and possess any and all remedies of a secured party provided by law with respect to enforcement of and recovery on its lien and security interest on such items and amounts.

         8.12 OPTION TO PAY CONTRACTORS. If an Event of Default shall exist, at its option, the Lender may make Acquisition and Phase I Development Loan, Phase II Development Loan or Golf Course Loan disbursements directly to any unpaid contractor, subcontractor, laborer or material supplier providing labor, services or materials in connection with the construction of the Improvements, and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the funds. No further direction or authorization from the Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall be secured by the Deed of Trust and other Loan Documents as fully as if made to the Borrower, regardless of the disposition thereof by any subcontractor, laborer or material supplier so paid.

         SECTION 9.  MISCELLANEOUS.

         9.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and the other Loan Documents may, subject to the provisions of this Section 9, from time to time be amended, modified or waived, provided such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender in exercising any power or right under this Agreement or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         9.2 WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default which shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder, under the Notes issued hereunder, and under the other Loan Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

         9.3 LIEN. It is understood and agreed that the Lender shall have and enjoy and is hereby granted a lien on and a security interest in, any and all materials (stored on-site or off-site), reserves, deferred payments, deposits or advance payments for materials (stored on-site or off-site), undisbursed loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and any surplus of withheld funds resulting from the invalidity of "stop notice" claims or the failure of claimants to prosecute their claims to judgment, to the extent the same arise out of or occur in connection with the construction of the Improvements, and such lien and security interest shall constitute additional security for the indebtedness of the Borrower evidenced by the Notes, and the Lender shall have and possess any and all rights and remedies of a secured party provided by law with respect to enforcement of and recovery on its security interest on such items and amounts.

         9.4 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when (i) hand delivered, (ii) on the third day following deposit in the mail, postage prepaid by registered or certified mail, return receipt requested, (iii) in the case of telegraphic notice, when received from the telegraph company, or (iv) in the case of transmission by telefacsimile device, when such telefacsimile is received, in each case addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

         The Borrower:     Bluegreen Properties of Virginia, Inc.
                           c/o Bluegreen Corporation
                           4960 Blue Lake Drive
                           Boca Raton, Florida 33431
                           Attn: President

         with a copy (the delivery of which shall not be a condition to any effectiveness of such notice to Borrower) to:

                           Charles H. Rothenberg, Esq.
                           Hirschler, Fleischer, Weinberg, Cox & Allen
                           701 East Byrd Street, 16th Floor
                           Richmond, Virginia 23219
                           Telefacsimile:  (804) 644-0957

         The Lender:       Branch Banking and Trust Company
                           Post Office Box 1727
                           Wilmington, North Carolina 28402
                           Attention:  Mark Cayton
                           Telefacsimile:  (910) 815-2799
except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

         9.5 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Notes.

         9.6 GOVERNING LAW AND JURISDICTION. This Agreement, the Notes and other Loan Documents shall be governed in all respects by the laws of North Carolina. Borrower hereby submits to the jurisdiction of the state and federal courts located in North Carolina and agree that the Lender may, at its option, enforce its rights under the Loan Documents in such courts.

         9.7 ENFORCEABILITY OF AGREEMENT. Should any one or more of the provisions of this Agreement or other Loan Documents be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         9.8 COUNTERPARTS AND EFFECTIVENESS. This Agreement may be executed by the parties hereto in any number of counterparts and each counterpart shall be deemed to be an original but all shall constitute together but one and the same Agreement.

         9.9 FEES AND EXPENSES. Whether or not the loan is made hereunder, Borrower agrees to pay, or reimburse the Lender, for actual out-of-pocket expenses, including reasonable counsel fees (including without limitation attorneys' fees incurred in the trial court and upon any appeal), incurred by the Lender in connection with the preparation, negotiation, delivery and enforcement of this Agreement and the other Loan Documents, and the preservation of any rights under this Agreement and the other Loan Documents.

         9.10 LIENS; SET OFF BY LENDER. Borrower hereby grants to the Lender a continuing lien for the Notes and all other Obligations upon any and all monies, securities and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender from or for the Borrower, and also upon any and all deposits (general or special) (other than trust accounts or any other accounts for which Borrower is acting as a fiduciary for third parties) and credits of the Borrower, if any, against the Lender, at any time existing. Upon the occurrence of any Event of Default as specified above, the Lender is hereby authorized at any time and from time to time, without notice to Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all indebtedness of the Borrower to the Lender, whether under this Agreement, the Notes or otherwise, whether now existing or hereafter arising. The Lender undertakes to give Borrower notice of exercise by the Lender of its rights under this SECTION 9.10 subsequent to taking such action, but the failure to give such notice shall not affect the validity of such action by Lender.

         9.11 ASSIGNMENT. The terms hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that the Borrower shall not assign this Agreement or any of its rights, interests, duties or obligations hereunder or any loan proceeds or other moneys to be advanced hereunder in whole or in part without the prior written consent of the Lender and that any such assignment (whether voluntary or by operation of law) without said consent shall be void.

         9.12 INDEMNITY. Borrower agrees to defend, protect, indemnify and hold harmless the Lender, all directors, officers, employees, attorneys, and agents of Lender, from and against all claims, actions, liabilities, damages, costs and expenses (including, without limitation, all reasonable attorneys', legal assistants', and experts' fees, costs and expenses incurred in the investigation or defense of any matter) asserted against, imposed upon or incurred by Lender or any of such other persons, whether direct, indirect or consequential and whether based on any federal or state laws or other statutes or regulations (including, without limitation, securities, commercial and environmental laws and regulations), under common law or on equitable cause, or on contract or otherwise, as a result of or arising from or relating to this Agreement, the Loan Documents or the transactions contemplated hereby or any credit extended or used hereunder or any act done or omitted by any person, or any event occurring, in connection therewith, or the exercise of any rights or remedies thereunder, including without limitation the acquisition of the property securing any loans by the Lender by way of foreclosure of the lien thereof, deed in lieu of such foreclosure or otherwise resulting, directly or indirectly, from any action or inaction on the part of Borrower, except only the recklessness or willful misconduct of the person otherwise to be indemnified hereunder. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The obligations under this paragraph are independent of all other rights and obligations set forth herein and shall survive the consummation and payment of the loans evidenced by the Notes.

         9.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with it.

[signatures follow]

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

                                          BLUEGREEN PROPERTIES OF VIRGINIA, INC.


                                          By: /s/ THOMAS W. GOSS
                                             -----------------------------------
                                          Name:  Thomas W. Goss
                                          Title: Vice President





                                          BRANCH BANKING AND TRUST COMPANY

                                          By: /s/ MARK CAYTON
                                             -----------------------------------
                                          Name:  Vice President
                                          Title: Vice President